                                  EXHIBIT 99.1

             INTERIM FINANCIAL INFORMATION FOR THE NINE MONTHS ENDED
                                DECEMBER 31, 2000
                                   (Unaudited)

                       MOTORCAR PARTS & ACCESSORIES, INC.
                           Consolidated Balance Sheets


                                                                                               DECEMBER 31,          MARCH 31,
                                                                                                  2000                 2000
                                                                                            ----------------      --------------
                                                                                              (Unaudited)
                                          ASSETS

  Current Assets:
        Cash and cash equivalents                                                               $     63,000        $  1,123,000
        Short term investments - Deferred compensation plan assets                                   210,000             224,000
        Accounts receivable - net                                                                 16,384,000          15,263,000
        Inventory - net                                                                           33,214,000          36,246,000
        Income tax refund receivable                                                               1,167,000           1,173,000
        Prepaid expenses and other current assets                                                    360,000             313,000
                                                                                            ----------------      --------------
                                          Total current assets                                    51,398,000          54,342,000

  Plant and equipment - net                                                                        9,507,000          11,375,000
  Deferred tax asset                                                                               3,250,000           3,250,000
  Income tax refund receivable                                                                     2,486,000           2,486,000
  Other assets                                                                                       324,000             348,000
                                                                                            ----------------      --------------
                                          TOTAL                                                 $ 66,965,000        $ 71,801,000
                                                                                            ================      ==============

                                          LIABILITIES

  Current liabilities:
        Accounts payable                                                                        $ 10,100,000        $  9,502,000
        Accrued liabilities                                                                        2,501,000           3,843,000
        Line of credit                                                                            34,047,000          36,661,000
        Deferred compensation                                                                        218,000             234,000
        Current portion of capital lease obligations                                               1,106,000           1,106,000
                                                                                            ----------------      --------------
                                          Total current liabilities                               47,972,000          51,346,000


  Capitalized lease obligations, less current portion                                              2,264,000           3,062,000


                                      SHAREHOLDERS' EQUITY

  Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issues                   --                    --
  Common stock; par value $.01 per share, 20,000,000 shares authorized;
        6,460,455 shares issued and outstanding at September 30, 2000 and
        March 31, 2000                                                                                65,000              65,000
  Additional paid-in capital                                                                      51,281,000          51,281,000
  Accumulated other comprehensive loss                                                               (79,000)            (95,000)
  Accumulated deficit                                                                            (34,538,000)        (33,858,000)
                                                                                            ----------------      --------------
                                          Total shareholders' equity                              16,729,000          17,393,000
                                                                                            ----------------      --------------
                                          TOTAL                                                 $ 66,965,000        $ 71,801,000
                                                                                            ================      ==============


The accompanying condensed notes to financial statements are an integral part hereof.

                       MOTORCAR PARTS & ACCESSORIES, INC.

                      Consolidated Statements of Operations
                                   (Unaudited)


                                                                                       NINE MONTHS                 THREE MONTHS
                                                                                         ENDED                        ENDED
                                                                                      DECEMBER 31,                 DECEMBER 31,
                                                                                         2000                          2000
                                                                                    -----------------             -----------------
  Net sales                                                                            $124,334,000                    $ 38,969,000
  Cost of goods sold                                                                    113,197,000                      35,365,000
                                                                                    -----------------             -----------------
  Gross profit                                                                           11,137,000                       3,604,000

  Operating expenses:
        General and administrative                                                        7,614,000                       3,804,000
        Research and development                                                            363,000                          97,000
        Sales and marketing                                                                 864,000                         270,000
                                                                                    -----------------             -----------------
                       Total operating expenses                                           8,841,000                       4,171,000
                                                                                    -----------------             -----------------

  Operating income (loss)                                                                 2,296,000                        (567,000)

  Interest expense - net                                                                  2,976,000                         957,000
                                                                                    -----------------             -----------------

  Net loss                                                                             $   (680,000)                   $ (1,524,000)
                                                                                    =================             =================

  Basic net loss per share                                                             $      (0.11)                   $      (0.24)
                                                                                    =================             =================
  Weighted average number of shares outstanding
        Basic                                                                             6,460,455                       6,460,455



The accompanying condensed notes to financial statements are an integral part hereof.

                       MOTORCAR PARTS & ACCESSORIES, INC.

                      Consolidated Statement of Cash Flows
                                   (Unaudited)


                                                                                            NINE MONTHS
                                                                                              ENDED
                                                                                           DECEMBER 31,
                                                                                              2000
                                                                                        -----------------
Cash flows from operating activities:
      Net loss                                                                              $  (680,000)
      Adjustments to reconcile net loss to net cash provided by operating activities:
              Depreciation and amortization                                                   2,200,000
              (Increase) decrease in:
                  Accounts receivable                                                        (1,121,000)
                  Inventory                                                                   3,032,000
                  Prepaid expenses and other current assets                                     (47,000)
                  Other assets                                                                   24,000
              Increase (decrease) in:
                  Accounts payable and accrued expenses                                        (760,000)
                  Income tax refund receivable                                                    6,000
                                                                                        -----------------
                          Net cash provided by operating activities                           2,654,000
                                                                                        -----------------
Cash flows from investing activities:
      Purchase of property, plant and equipment                                                (332,000)
      Change in short term investments                                                           14,000
                                                                                        -----------------

                          Net cash used by investing activities                                (318,000)
                                                                                        -----------------

Cash flows from financing activities:
      Net repayments under line of credit                                                    (2,614,000)
      Payments on capital lease obligation                                                     (798,000)
                                                                                        -----------------

                          Net cash used by financing activities                              (3,412,000)
                                                                                        -----------------

Effect of exchange rate on cash                                                                  16,000
                                                                                        -----------------

Net decrease in cash and cash equivalents                                                    (1,060,000)

Cash and cash equivalents - beginning of period                                               1,123,000
                                                                                        -----------------

Cash and cash equivalents - end of period                                                   $    63,000
                                                                                        =================

Supplemental disclosures of cash flow information:
      Cash paid during the period for:
         Interest                                                                           $ 2,968,000
                                                                                        =================



The accompanying condensed notes to financial statements are an integral part hereof.

                       MOTORCAR PARTS & ACCESSORIES, INC.

                     Condensed Notes to Financial Statements
                                December 31, 2000
                                   (Unaudited)


NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

         Motorcar Parts & Accessories, Inc., and its subsidiaries (the "Company"), remanufactures and distributes alternators and starters and assembles and distributes spark plug wire sets for the automotive after-market industry (replacement parts sold for use on vehicles after initial purchase). These automotive parts are sold to automotive chain stores servicing the Do-it-for-me (DIFM) and Do-it-yourself (DIY) markets throughout the United States and in Canada as well as aftermarket alternators and starters to a major automotive manufacturer.

[1]      Principles of consolidation:

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

[2]      Basis of presentation:

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month period ended December 31, 2000 are not necessarily indicative of the results that may be expected for the year ending March 31, 2001.

[3]      Seasonality of business:

         Due to the nature and design as well as the current limits of technology, alternators and starters traditionally fail when operating in extreme conditions. That is, during summer months, when the temperature typically increase over a sustained period of time, alternators and starters are more apt to fail and thus, an increase in demand for the Company's products occurs. Similarly, during winter months, when the temperature is colder, alternators and starters tend to fail and require replacing immediately, since these parts are mandatory for the operation of the vehicle. As such, summer months tend to show an increase in overall volume with a few spikes in the winter.


NOTE 2 - INVENTORY

         Effective April 1, 1999, management adopted a new methodology for accounting for inventory. Management believes that the new methodology better reflects the economics of its business while providing a better measurement under generally accepted accounting principles. Under the Company's new accounting methodology, in recording core inventory at the lower of cost or market, the Company determines the market value based on comparisons to current core broker prices. Such values are normally less than the core value credited to customers' accounts when cores are returned to the Company as trade-ins. In prior years when the Company valued its inventory at the lower of cost or market, cost was determined using an average weighted cost method and the market value of cores was determined by the weighted average of the repurchase price of cores acquired from the Company's customers and the price of cores purchased from core brokers. Additionally, management reviews core inventory to identify excess quantities and maturing product lines.

                       MOTORCAR PARTS & ACCESSORIES, INC.

                   Consolidated Notes to Financial Statements
                                December 31, 2000
                                   (Unaudited)

NOTE 2 - INVENTORY (continued)

         An allowance for obsolescence is provided to reduce the carrying (market) value of inventory to its estimated market value. Because several of the Company's competitors filed for bankruptcy protection in the late 1990s, the supply of cores has increased considerably. This has tended to reduce the carrying value of the Company's inventory.

      Inventory is comprised of the following:


                                                                                                 December 31,           March 31,
                                                                                                    2000                  2000
                                                                                                 ------------          ------------
                                                                                                 (Unaudited)
              Raw materials and cores                                                            $ 26,092,000          $ 24,393,000

              Work-in-process                                                                       1,857,000             1,758,000

              Finished goods                                                                        9,900,000            15,351,000

              Less allowance for excess and obsolete inventory                                     (4,635,000)           (5,256,000)
                                                                                                 ------------          ------------

                                      Total                                                      $ 33,214,000          $ 36,246,000
                                                                                                 ============          ============

NOTE 3 - LINE OF CREDIT

         Pursuant to an agreement dated August 1, 1998, as amended on April 15, 1999 and restated on April 20, 2000 and amended September 15, 2000, the Company has a revolving line of credit with a bank for a credit facility in an aggregate principal amount not exceeding $36.25 million as of September 30, 2000. The maximum credit facility is reduced to $35.75 million as of October 31, 2000, $35.25 million as of November 30, 2000, $34.75 million as of December 31, 2000, $34.25 as of January 31, 2001, $33.75 million as of February 28, 2001 and $33 million as of March 31, 2001. Additional permanent reductions shall be made for 100 percent of the net proceeds from (i) the sale of assets outside the ordinary course of business, (ii) the issuance of any debt or equity issued by the Company, (iii) any insurance payments received (exclusive of Director's and officers' insurance) in connection with that certain litigation pending against the Company identified as JOSEPH L. SHALANT, IRA ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED, PLAINTIFF VS. MOTORCAR PARTS AND ACCESSORIES, INC. ET AL, DEFENDANTS, and (iv) all local, state or federal tax refunds received. The agreement is collateralized by a lien on substantially all of the Company's assets. An annual commitment fee of .5% is due monthly on the unused portion of the line of credit. The agreement allows the Company to obtain from the bank letters of credit and banker's acceptances in an aggregate amount not exceeding $1,000,000.

           While the Company has made net payments on its line of credit totaling $4,250,000 over the eleven months through February 2001, the Company requested that the bank waive the requirements that the Company make the permanent reduction in its credit facility of $750,000 (to $33 million) that is due to be made by March 31, 2001. The Company has also requested that the bank waive the requirements that the Company use the $1.2 million tax refund it received in February 2001 to make a permanent reduction in the credit facility and the requirement that it deposit $500,000 in a non-interest bearing account as security for the Company's letter of credit facility. The bank has granted these waiver requests.

           In March 2001, the Company and the bank executed a third amendment to the loan agreement to reflect the bank waivers through January 31, 2001 discussed in this Note 3 and to extend the maturity date of the loan from March 31, 2001 to May 31, 2001. The terms of this third amendment also provided for an increase in the effective rate of interest charged by the bank on credit advances to the Company. Until the escrow account called for as part of the proposed settlement of the class action litigation (see Note
5) has been established and fully funded, the interest rate increases from the current rate of the bank's prime rate (9.5% at December 31, 2000) plus 1% to prime plus 2.5%. Once the escrow account has been established and funded, the interest rate decreases to prime plus 2.25%. The rate decreases to prime plus 2% when the class action lawsuit has been finally settled. If the loan is not paid in full at maturity, the interest rate would increase by an additional 4%.

                       MOTORCAR PARTS & ACCESSORIES, INC.

                   Consolidated Notes to Financial Statements
                                December 31, 2000
                                   (Unaudited)


NOTE 3 - LINE OF CREDIT (continued)

         As part of the recently-executed third amendment to the Company's loan agreement, the bank also agreed to extend the March 31, 2001 maturity date to May 31, 2001. The bank is considering the Company's request that the maturity date be extended for an additional year. The Company believes that, if an additional extension is granted, the bank may require a significant increase in the interest rate paid by the Company on borrowed funds. Although the Company is investigating other sources of financing with potential lenders, the Company believes that its most recently reported results will make it more difficult to arrange this replacement financing. The failure to successfully negotiate an extension of the maturity date of its current bank loan or arrange replacement financing could have a material adverse impact on the Company.


NOTE 4 -STOCK ADJUSTMENTS

         Stock adjustments are allowed under the terms of certain company agreements and industry practice. The customers request stock adjustments when the inventory level of certain product lines exceeds their anticipated level of sales to their end-user customers. These adjustments do not come at any specific time during the year and can have a distorting effect on the financial statements.

         Historically, the Company charged a portion of these returns against net sales and expensed the balance as cost of goods sold when the returns are made. To refine its method of accounting for stock adjustments, the Company now provides for an allowance to address the anticipated impact of stock adjustments. These adjustments resulted in net income and gross profit decreasing by $898,000 for the nine months ended December 31, 2000, of which $180,000 related to the first quarter of fiscal year 2001. There was no significant impact on the prior years or the second quarter of 2001. The Company will accrue an additional amount monthly and the costs associated with stock adjustments will be charged against this allowance. This policy will be reviewed quarterly looking back at a rolling 12 months to determine if the monthly accrual should be adjusted.


NOTE 5 -LITIGATION

         The Company is a defendant in a class action lawsuit pending in the United States District Court, Central District of California. The complaint in the class action alleges that, over a three year period, the Company misstated earnings in violation of securities laws. The complaint seeks damages on behalf of all investors who purchased common stock of the Company from August 1, 1996 to July 30, 1999. The Company's Directors and Officers insurance carrier has also filed a claim against the Company and certain of its officers that seeks to rescind coverage for the claims made against the Company and certain of its officers in the class action lawsuit. The Company, counsel for the class action plaintiffs and counsel for the insurance carrier are currently engaged in discussions to determine whether the class action lawsuit can be settled. The terms of a tentative settlement that is currently under discussion include the payment of $7,500,000 to the plaintiffs in the class action. Of this amount, $6,000,000 would be paid by the Company's directors and officers insurance carrier, and the balance would be paid by the Company. In connection with the payment by the insurance carrier, the Company's directors and officers insurance would be cancelled.

         To finance the Company's portion of the settlement plan, the Company and Mel Marks, the Company's founder and a board member, have entered into the stock purchase agreement that is filed as Exhibit 99.2 to this 8-K. Under the terms of this agreement, Mr. Marks is expected to purchase shares of the Company common stock, and the total purchase price for this stock would be $1,500,000. The price per share is expected to be $1.00. If the valuation firm that the Company engages to evaluate the fairness of the transaction concludes that this price per share is not fair to the Company's shareholders, from a financial point of view, the price per share will be increased to a price that the valuation firm determines would be fair. For purposes of this determination, the fairness of the transaction will be evaluated as of November 30, 2000, the date that Mr. Marks agreed to provide $1,500,000 to the Company to finance a portion of the class action settlement.

         While management is hopeful that tentative settlement can be finalized, there can be no assurances that settlement will be finalized or that such a settlement would be approved by the court. In the absence of final resolution of the litigation and in view of the position articulated by the Directors and Officers insurance carrier, continued litigation of the class action lawsuit could have a materially adverse effect on the Company.

         The Company is subject to an investigation by the Securities and Exchange Commission (SEC) relating to the same issues involved in the above-mentioned lawsuit. The outcome of these investigations cannot presently be determined.

         The Company is subject to various other lawsuits and claims in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on its financial position or future results of operations.